NUMBER
SHARES
      [            ]                                         [
       ]

        JYRA RESEARCH INC.
         INCORPORATED UNDER  THE LAWS OF THE STATE OF DELAWARE



                                                         CUSIP
482228 10 3


THIS CERTIFIES THAT






IS THE OWNER OF


          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
PAR VALUE
$.001 EACH, OF


JYRA RESEARCH INC., transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.




   WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

   Dated:


                          [(JYRA RESEARCH INC.)
                        (CORPORATE SEAL 1996 DELAWARE)]


/s/ Roderick Adams                          /s/ Paul Robinson
Director and Secretary                   President and Director


COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(New Jersey)